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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-41663, as amended, 333-53089, and 333-53087) pertaining to the Hyseq, Inc. 1995 Stock Option Plan, the Hyseq, Inc. Non-Employee Director Stock Option Plan, and the Hyseq, Inc. Employee Stock Purchase Plan of Hyseq, Inc. of our report dated January 29, 1999, with respect to the consolidated financial statements of Hyseq, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998.


                                ERNST & YOUNG LLP

Palo Alto, California
March 19, 1999